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                                                                  Exhibit -99 i.


                                                                  April 24, 2001



CIGNA Funds Group
100 Front Street
Suite 300
Worcester, MA  01601

Ladies and Gentlemen:

     Reference is made to Post-Effective Amendment No. 68 to the Registration Statement of CIGNA Funds Group (the "Trust") on Form N-1A (Registration No. 811-
1646) filed with the Securities and Exchange Commission with respect to Charter Money Market Fund, Charter Large Company Stock Index Fund, Charter Balanced Fund, Core Plus Fixed Income Fund, Charter Foreign Stock Fund, Charter Large Company Stock Growth Fund, Charter Large Company Stock Value Fund, Charter Small Company Stock Growth Fund, and Charter Small Company Stock Value Fund (the "Funds"), each a series of the Trust, and specifically to Item 24(b) thereof.
We hereby consent to the incorporation by reference therein of our opinion dated December 23, 1999 filed as an Exhibit to Post-Effective Amendment No. 63 to such Registration Statement.

                                           Very truly yours,

                                           /s/ GOODWIN PROCTER LLP*

                                           GOODWIN PROCTER LLP*


*Formerly known as Goodwin, Procter & Hoar, LLP